Exhibit 99.1

Valpey-Fisher Corporation Reports Second Quarter Results

    HOPKINTON, Mass.--(BUSINESS WIRE)--July 27, 2005--Valpey-Fisher Corporation (AMEX:VPF), a provider of frequency control devices, including quartz crystals and oscillators, reported today its financial results for the second quarter and six months ended July 3, 2005.
    Michael J. Ferrantino, President and Chief Executive Officer said, "For the most part, we are very pleased with our performance for the 2nd quarter of 2005."

    Second Quarter 2005 Highlights

    -- New orders and sales were $3,028,000 and $3,015,000, respectively, just about flat with the first quarter, but the result of the Company's strategy to move to more value-added, high-rel products with higher overall average selling prices and higher margins.

    -- Gross margin was $1,056,000, amounted to 35% of sales and was the best of any quarter in the last several years.

    -- Operating profit was $115,000 due to excellent factory execution, as well as a favorable sales mix.

    -- Net earnings from continuing operations amounted to $96,000 or $.02 per share versus a $23,000 net loss or ($.01) per share in the 2nd quarter of 2004.

    --  Cash increased $451,000 to $6,835,000.

    For the six months ended July 3, 2005, net sales amounted to $6,037,000 compared to $5,918,000 for the same period last year. Net earnings from continuing operations for the six months ended July 3, 2005 amounted to $141,000 or $.03 per share versus a net loss of $160,000 or $(.04) per share during the same period in 2004.
    Mr. Ferrantino, continued, "In addition to our continuing improvement in the financial area, we are pleased to report two new hires during the quarter: Walt Oliwa as VP of R&D and Greg Arthur as Applications Engineer."
    Mr. Ferrantino added, "In June, we received word from one of the largest microwave telecommunications companies that we qualified a frequency modulator, our first major Integrated Sub System win. We expect low volume shipments to start in Q3 2005 and production quantities to start in Q4 2005. This account next year has the potential to be one of our largest customers."
    Mr. Ferrantino concluded, "While we experienced some market softness in the latter part of this quarter and expect continued softness into the 3rd quarter, our backlog remains strong, which will help us sustain some market deterioration. We are confident that our focus in increasing market share in the value added higher technology area is and will continue to pay-off."

    Forward-Looking Statements

    Certain statements made herein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Words such as "expects", "believes", "estimates", "plans" or similar expressions are intended to identify such forward-looking statements. The forward-looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, but not limited to: the Company's ability to achieve profitability, the current production over-capacity within the suppliers of frequency control devices, the ability to develop, market and manufacture new innovative products competitively, the fluctuations in product demand of the telecommunications industry, the ability of the Company and its suppliers to produce and deliver materials and products competitively, and the ability to limit the amount of the negative effect on operating results caused by pricing pressure and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act.


Valpey-Fisher Corporation
Condensed Consolidated Statements of Operations
Unaudited
( in thousands, except per share
 data)                             Quarter Ended     Six Months Ended
                                 ------------------ ------------------
                                 7/3/2005  6/27/04  7/3/2005  6/27/04
                                 ------------------ ------------------


Net sales                          $3,015   $3,151    $6,037  $ 5,918
Cost of sales                       1,959    2,229     4,016    4,209
                                 ------------------ ------------------
   Gross profit                     1,056      922     2,021    1,709

Selling and advertising expenses      385      401       756      797
General and administrative
 expenses                             479      515       940      988
Research and development expenses      77       50       164      111
                                 ------------------ ------------------
                                      941      966     1,860    1,896
                                 ------------------ ------------------
   Operating  profit (loss)           115      (44)      161     (187)

Other income, net                      30       21        53       27
                                 ------------------ ------------------
Earnings (loss) from continuing
 operations before income taxes       145      (23)      214     (160)
Income tax (expense) benefit          (49)       0       (73)       0
                                 ------------------ ------------------
Earnings (loss) from continuing
 operations                            96      (23)      141     (160)
(Loss) from discontinued
 operations                             0     (110)        0     (110)
                                 ------------------ ------------------

Net earnings (loss)                   $96    $(133)     $141    $(270)
                                 ================== ==================


Basic and diluted earnings (loss)
 per share:

  Continuing operations             $0.02   $(0.01)    $0.03   $(0.04)
  Discontinued operations            0.00    (0.02)     0.00    (0.02)
                                 ------------------ ------------------

                                    $0.02   $(0.03)    $0.03   $(0.06)
                                 ================== ==================


Basic weighted average shares       4,243    4,216     4,233    4,205
Diluted weighted average shares     4,276    4,216     4,356    4,205




Valpey-Fisher Corporation
Condensed Consolidated Balance Sheets
( in thousands)
                                                 (Unaudited)(Audited)
                                                   7/3/05   12/31/04
                                                 ---------------------
ASSETS
   Current assets:

      Cash and cash equivalents                      $6,835    $6,455
      Receivables, net                                1,808     1,137
      Inventories, net                                1,278     1,501
      Deferred income taxes and other current
       assets                                           654       629
                                                 ---------------------
        Total current assets                         10,575     9,722
                                                 ---------------------
   Property, plant and equipment, at cost            10,889    10,807
    Less accumulated depreciation                     8,188     7,808
                                                 ---------------------
                                                      2,701     2,999
                                                 ---------------------
   Other assets                                         153       143
                                                 ---------------------

                                                    $13,429  $ 12,864
                                                 =====================

LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                               $2,079   $ 1,655
   Deferred income taxes                                516       578
   Stockholders' equity                              10,834    10,631
                                                 ---------------------

                                                    $13,429   $12,864
                                                 =====================


    CONTACT: Valpey-Fisher Corporation
             Michael J. Kroll, 508-435-6831 ext. 600
             Vice President, Treasurer and Chief Financial Officer